Exhibit (a)(5)(B)

Hello everyone,

Thank you for allowing me time to join your town hall this morning. It was great to be able to talk with you live, even if remotely. I wanted to follow up with an email to welcome you to the Horizon family. I say family because that’s what I consider the more than 1,400 employees who make up our company – and now, all of you.

I wanted to share a little bit more about Horizon – and who we are. First, you should know that I live with an autoimmune disease and a rare disease, which my son lives with as well. For me, putting patients at the very center of what we do is more than a tagline – it’s personal. And I’m not the only one. Many of us at Horizon know a patient, are a patient or have been deeply moved to action through a patient story. This deep appreciation fuels every decision we make and shapes who we are, from the medicines we develop to the communities we support.

I also have one motto – and that’s “do the right thing.” This has guided every single decision at Horizon for the past 12 years – doing the right thing for our employees, doing the right thing for patients and doing the right thing for our communities. Long before we were a successful company, it guided us to create and invest in a culture of giving back, with a strong belief that it is our fundamental responsibility to support the communities where we live and work (take a look at our most recent COVID-19 and scholarship announcements). Our current D.C.-area colleagues are involved in a variety of community programs and we plan to continue and expand the work you have already done in the Gaithersburg community. Doing the right thing has guided us to strive for a more equitable and diverse company, allowing us to fall within the 1% of companies globally that have achieved pay equity across gender and race. And it has guided us to go to truly incredible lengths for patients and caregivers, where we listen, collaborate and create services and programs that bring communities together – and change lives.

Finally, you may be wondering what it’s like to work at Horizon. Based on our own employee feedback, we were honored to be recognized as a top workplace 12 times in 2020, including being ranked as one of People Magazine’s 2020 Companies That Care. While the awards and accolades are meaningful, it’s truly the people behind them that speak to our special culture.

As you begin this transition, I encourage you watch our company video to learn more about the Horizon story. Then, consider how you will play a key role in shaping our joint future. Thank you and I look forward to learning more about each other in the coming days, weeks and months ahead.

Thanks,

Tim

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of Viela Bio, Inc. (“Viela”) and the timing and benefits thereof, Horizon Therapeutics plc’s (“Horizon”) strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, the timing of the initiation of clinical trials, the potential benefits and applications of inebilizumab, patent terms and other statements that are not historical facts. These forward-looking statements are based on Horizon’s and Viela’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Horizon Therapeutics USA, Inc.’s ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Viela tender their shares in the transaction; the final terms and conditions of Horizon’s financing for the transaction; the outcome of legal proceedings that may be instituted against Viela and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Viela and its products, including uncertainty of the expected financial performance of Viela and its products; risks related to the uncertainty of the research, development and regulatory approval process for product candidates; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement, and the possibility that if Viela does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Horizon’s shares could decline, the risk that further TEPEZZA manufacturing run cancellations, whether as a result of additional government orders or other issues at Horizon’s third party manufacturers, or failed manufacturing runs could exacerbate and prolong TEPEZZA supply disruptions; whether the FDA approves Horizon’s prior approval supplement for TEPEZZA and the timing for any approval, as well as other risks related to Horizon’s and Viela’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s and Viela’s respective Securities and Exchange Commission (“SEC”) filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2019 and subsequent quarterly and current reports filed with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Horizon’s and Viela’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Horizon and Viela undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information and Where to Find It

The tender offer described in this press release (the “Offer”) has not yet commenced, and this press release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Viela or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Horizon, Horizon Therapeutics USA, Inc. and Teiripic Merger Sub, Inc., and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Viela. The offer to purchase shares of Viela common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by Viela under the “Investors/Media” section of Viela’s website at www.vielabio.com.